UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

 Date of Report (Date of earliest event reported): March 22, 2024 bowmo, Inc.

(Exact name of registrant as specified in its charter)

Wyoming	000-54624	26-4144571
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

99 Wall Street, Suite 891 New York, NY	10005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(212) 398-0002

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Plan and Agreement of Merger

On March 22, 2024, bowmo, Inc. (the “Company”) entered into a Plan and Agreement of Merger (the “Merger Agreement”) with OWNverse, LLC, a Delaware limited liability company (“OWNverse”), pursuant to which a wholly-owned subsidiary of the Company will merge (the “Merger”) with and into OWNverse, with OWNverse becoming the Company’s wholly-owned subsidiary as a result of the Merger.

Pursuant to the Merger Agreement, an aggregate of 2,000 shares of to-be-designated Series I Preferred Stock of the Company, an aggregate of $2,000,000 in principal amount promissory notes that are to be due and payable two years from their issuance dates and promissory notes with an aggregate of up to $270,000 that are to be due and payable six months from their issuance dates (collectively, the “Merger Consideration”).

The Merger Consideration will be issued to the owners of OWNverse in the Merger. Merger closing is to occur upon the satisfaction of several conditions, including customary closing conditions, including the receipt of necessary approval from each of the Company and OWNverse, the accuracy of the representations and warranties of the other party, performance by the other party of its obligations under the Merger Agreement, and the absence of any material adverse changes in the condition of the other party. The Company’s management sees no impediment to the consummation of the Merger.

The representations, warranties and covenants of each party set forth in the Merger Agreement have been made only for the purposes of, and were and are solely for the benefit of the parties to, the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, the representations and warranties may not describe the actual state of affairs at the date they were made or at any other time, and investors should not rely on them as statements of fact. In addition, such representations and warranties (i) will not survive consummation of the Merger, and (ii) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any factual information regarding the Company or OWNverse, their respective affiliates or their respective businesses.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Series I Preferred Stock

Pursuant to the terms of the Merger Agreement, the Company is required to file a certificate of designation with respect to the Series I Preferred Stock, a summary of which is provided below.

Designation, Amount and Par Value. The series of Preferred Stock shall be designated as Series I Preferred Stock (the “Series I Preferred Stock”) and the number of shares so designated shall be Two Thousand (2,000).

Stated Value. The Series I Preferred Stock shall have a stated value of $1,000.00 per share (the “Stated Value”).

Fractional Shares. The Series I Preferred Stock may be issued in fractional shares.

Voting Rights. The Series I Preferred Stock shall vote on an “as-converted” basis, together with the outstanding shares of Company common stock.

Dividends. The Series I Preferred Stock shall be treated pari passu with the Company’s common stock, except that the dividend on each share of Series I Preferred Stock shall be equal to the amount of the dividend declared and paid on each share of the common stock (the “Common Stock”) of the Company multiplied by the Conversion Rate, as that term is defined in Section 7(a).

Liquidation. Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, payments to the holders (each, a “Holder,” collectively, the “Holders”) of Series I Preferred Stock shall be treated pari passu with the Company’s Common Stock, except that the payment on each share of Series I Preferred Stock shall be an amount equal to One Thousand Dollars ($1,000.00) for each such share of the outstanding Series I Preferred Stock held by such Holder (as adjusted for any combinations, consolidations, stock distributions or stock dividends with respect to such shares), plus all dividends, if any, declared and unpaid thereon as of the date of such distribution, before any payment shall be made or any assets distributed to the holders of the Common Stock, and, after such payment, the remaining assets of the Company shall be distributed to the holders of the Common Stock.

Conversion and Adjustments.

Conversion Price. The Series I Preferred Stock shall be convertible into shares of the Company’s Common Stock, as follows:

Each share of Series I Preferred Stock shall be convertible at any time after one (1) year from issuance into a number of shares of the Company’s common stock that equals 0.005 percent (0.005%) of the number of issued and outstanding shares of the Company’s common stock outstanding on the date of conversion, such that 200 shares of Series I Preferred Stock would convert into one percent (1%) of the number of issued and outstanding shares of the Company’s common stock outstanding on the date of conversion (the “Conversion Rate”).

No Partial Conversion. A Holder of shares of Series I Preferred Stock shall be required to convert all of such Holder’s shares of Series I Preferred Stock, should any such holder exercise his, her or its rights of conversion.

Protection Provisions. So long as any shares of Series I Preferred Stock are outstanding, the Company shall not, without first obtaining the unanimous written consent of the holders of Series I Preferred Stock, alter or change the rights, preferences or privileges of the Series I Preferred Stock so as to affect adversely the holders of Series I Preferred Stock.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
2.1	Plan and Agreement of Merger dated March 22, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

bowmo, Inc.

Date: March 26, 2024	By:	/s/ Michael E. Lakshin
Michael E. Lakshin
President

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